Exhibit 99.2

NOBLE ADDS PULLMAN EXECUTIVES TO MANAGEMENT TEAM

WARREN, MI - (DECEMBER 4, 2006) - Noble International, Ltd., (NASDAQ: NOBL) (“Noble” or the “Company“) announced the appointment of Thomas D. Talboys and Larry W. Garretson as Vice Presidents of the Company, effective December 1, 2006. Both executives join Noble following the Company’s acquisition of Pullman Industries, Inc., earlier this year.

Mr. Talboys has been appointed Vice President of Business Development. In this role, he is responsible for leading the integration of Pullman into Noble. He will also lead the operation of Noble’s business development activities, including joint ventures and strategic partnerships. Mr. Talboys has extensive industry experience, including serving as Pullman’s President and as a senior executive of Electro-Wire.

Mr. Garretson has been named Noble’s Vice President of Operations. In this role, he will oversee production of laser-welded blanks and roll-formed products in North America and Australia. Noble’s Continuous Improvement, Manufacturing Engineering and Corporate Quality departments will also report to Mr. Garretson. Prior to the acquisition, Mr. Garretson served as Pullman’s Chief Operating Officer. Before joining Pullman, he held various executive positions at LDM Technologies and Rockwell International in Europe and North America.

Noble’s Chief Executive Officer, Thomas L. Saeli, stated, “We believe that adding to our senior management team is the appropriate move for Noble due to our recent acquisition of Pullman and plans for future growth. By appointing Larry and Tom to these leadership roles, we are tapping their extensive skills and experience to help guide Noble into a promising future. We welcome them into important positions on our team and look forward to their contributions in driving Noble’s continuing growth.”

SAFE HARBOR STATEMENT

Certain statements made by Noble International, Ltd. in this and other periodic oral and written statements, including filings with the Securities and Exchange Commission, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward-looking statements. For more information see www.nobleintl.com.

For more information contact:

Greg Salchow

Noble International, Ltd.

(586) 751-5600